THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "ACT"), OR ANY FOREIGN OR STATE SECURITIES LAWS
AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) OR OTHERWISE UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE FOREIGN OR STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED,
OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE FOREIGN AND STATE SECURITIES LAWS.


                           American Drug Company
                       7% Convertible Note Due 2001




$500,000                                                     June 30, 1996



      American Drug Company, a Delaware corporation (the "Company"), for value received, hereby promises to pay to ___________________, with an address at ______________________, or registered assigns (the "Holder" ), the principal amount of Five Hundred Thousand Dollars ($500,000) together with accrued and unpaid interest thereon on the Maturity Date
(as defined below). The unpaid principal balance of this Note shall bear interest at the rate of 7% per annum.

      In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.


      Section 1.     Definitions.

      As used in this Note, the following terms, unless the context otherwise requires, have the following meaning:

           (a) "Act" means the Securities Act of 1933, as amended.

           (b) "Board of Directors" means the Board of Directors of the Company or any committee of the Board authorized to act for it hereunder.

           (c) "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York, United States of America.

           (d) "Closing Price" for any day means (i) the last reported sales price regular way on such day, or, in case no such reported sale takes place on such day, the closing bid price regular way, of the Common Stock, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market or Small Cap System if such system is then generally reporting last sale prices) on which the Common Stock is listed or admitted to trading, (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or (iii) if on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors.

           (e)  "Common Stock"  means the common stock, par value
$ .01 per share, of the Company.

           (f)  "Conversion Price"  has the meaning set forth in Section 6.01.

           (g)  "Conversion Shares"  has the meaning set forth in Section 6.01.

           (h) "Current Market Price" on any date means the average of the Closing Prices for the 20 consecutive trading days immediately preceding the date in question.

           (i)  "Event of Default"  has the meaning set forth in
Section 4 hereof.

           (j) "Holder" means a Person in whose name this Note is registered.

           (k) "Interest Payment Date" means the last day of each June commencing June, 1997.

           (l)  "Issuance Date"  means June 30, 1996.

           (m)  "Maturity Date"  means June 30, 2001.

           (n) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

           (o) "Principal Payment Date" means the Maturity Date or such other date as principal of this Note shall be payable hereunder.


      Section 2.     Payments; Redemption.

      2.01 Principal and Interest. Principal of, and accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. Interest on this Note shall accrue from the Issuance Date and shall be payable annually on each Interest Payment Date. If any Principal Payment Date or any Interest Payment Date would fall on a day that is not a Business Day, the payment due on such Principal Payment Date or such Interest Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Principal Payment Date or such Interest Payment Date, as the case may be.

      2.02 Optional Redemption. This Note is subject to redemption, on or after the date hereof, as a whole or in part, at the election of the Company, at a redemption price of 100% of the principal amount called for redemption, together with accrued interest to the redemption date on the principal amount called for redemption, provided that the Closing Price shall have equalled or exceeded 400% of the Conversion Price for at least 20 consecutive trading days ending within 20 days prior to the notice of redemption referred to in the next sentence. Notice of redemption will be mailed at least 20 but not more than 40 days before the redemption date to the Holder in accordance with Section 8.01, at which time the Company's obligation to redeem the portion of this Note called for redemption shall be absolute and unconditional. This Note may be redeemed in part but only in integral multiples of $1,000 principal amount. On and after the redemption date interest will cease to accrue on this Note or portion hereof called for redemption.

      2.03 Method of Payment. Payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      2.04 Waiver of Demand, etc. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.


      Section 3.     Covenants.

      From and after the Issuance Date, the Company shall comply with the covenants and agreements contained in this Section 3 so long as any amount remains unpaid on this Note.

      3.01 Payment of Note. The Company shall duly and punctually pay the principal of and interest on this Note at the respective times and in the manner provided herein.

      3.02 SEC Reports. Promptly (but in any event within 10 days) after such filing, the Company will furnish to the Holder copies of any reports filed by the Company with the United States Securities and Exchange Commission.

      3.03 Use of Proceeds. The Company shall not use the net cash proceeds from the sale of this Note for the purpose of repaying indebtedness of the Company to National Patent Development Corporation outstanding on the Issuance Date.


      Section 4.     Events of Default.

      The occurrence of any of the following events shall constitute an event of default (an Event of Default ):

           (a) A default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.

           (b) A default in the payment of any interest on this Note, when and as the same shall become due and payable, and continuance of such default for a period of 30 days.

           (c) A default in the performance, or a breach, in any material respect, of any covenant or agreement of the Company in this Note, and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such default or breach.

           (d) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under United States federal bankruptcy law, as now or hereafter constituted, or any other applicable United States federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 90 days; or the commencement by the Company of a voluntary case under United States federal bankruptcy law, as now or hereafter constituted, or any other applicable United States federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under United States federal bankruptcy law or any other applicable United States federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.


      Section 5.     Remedies Upon Default.

      5.01 Acceleration. Upon the occurrence of an Event of Default referred to in Section 4(d), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence and continuance of any Event of Default other than one referred to in Section 4(d), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

      5.02 Institution of Actions. Upon the occurrence and continuance of any Event of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment.

      Section 6.     Conversion.

      6.01 Conversion; Procedure. Subject to and upon compliance with the provisions of this Section 6, the then outstanding principal amount of this Note, or any portion of such outstanding principal amount that is an integral multiple of $1,000, may, at the Holder's option, be converted into Common Stock at the initial conversion price of $.25 per share (the Conver-sion Price ), subject to adjustment as provided herein. The number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section
6.01 (the Conversion Shares ) shall be determined by dividing the principal amount of this Note to be converted by the Conversion Price in effect on the conversion date and rounding the result to the nearest 1/100th of a share. To convert, the Holder must, on or prior to the Maturity Date (or if this Note, or the portion of this Note being converted, has been called for redemption, then with respect to this Note or such portion, as the case may be, on or prior to the date fixed for redemption) (a) complete and sign the conversion notice at the end of this Note, (b) surrender this Note to the Company, (c) furnish appropriate endorsements and transfer documents if required by the Company, and (d) pay any transfer or similar tax if required. No accrued interest shall be payable with respect to the principal amount of this Note surrendered for conversion. Upon surrender of this Note for conversion, the Company shall execute and deliver to the Holder, without service charge, a new
Note in the aggregate principal amount equal to the unconverted portion of the principal of this Note so surrendered.

      6.02 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon conversion of this Note, upon receipt by the Company of the full Conversion Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      6.03 Adjustment for Change in Capital Stock. In case the Company shall at any time after the Issuance Date (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock,(ii) subdivide the outstanding Common Stock into a greater number of shares, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Conversion Price, and the number of Conversion Shares issuable upon conversion of this Note, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Holder had converted this Note immediately prior to such time, such Holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

      6.04  Adjustment on a Record Date.  In any case in which this
Section 6 shall require that an adjustment in the Conversion Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder converts this Note after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      6.05 Notice of Adjustment. Whenever there shall be an adjustment as provided in this Section 6, the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall be accompanied by an officer's certificate setting forth the number of Conversion Shares purchasable upon the conversion of this Note and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

      6.06 Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the conversion of this Note. If any fraction of a share would be issuable on the conversion of this Note (or any portion hereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of conversion of this Note.

      6.07  Consolidation; Merger; Reclassification.

           (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consoli-dation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 6.

           (b) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock into which this Note might have been convert-ed immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.03.

           (c) The above provisions of this Section 6.07 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

      6.08 Notice of Certain Transactions. In case at any time the Company shall propose:

           (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

           (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

           (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6.07; or

           (d) to effect any liquidation, dissolution, or winding-up of the Company; or

           (e) to take any other action which would cause an adjustment to the Conversion Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, at least 10 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be deter-mined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Conversion Price.

      6.09 Taxes. The issuance of any shares or other securities upon the conversion of this Note, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


      Section 7.     Transfer.

      7.01 Transfer of Note. Any Note issued upon the transfer or conversion in part of this Note shall be registered in a note register as it is issued. The Company shall be entitled to treat the registered holder of any Note on the note register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or inter-est in such note on the part of any other Person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto.
This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent, provided that Notes shall only be issued in integral multiples of $1,000 principal amount. Notwithstanding anything to the contrary herein, the Company shall have no obligation to cause this Note to be transferred on its books to any Person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder or any state or foreign securities law.

      7.02 Acknowledgement. The Holder, by accepting this Note, acknowledges that he has been advised by the Company that this Note has not been registered under the Act, that this Note is being or has been issued on the basis of the statutory exemption provided by Regulation S (Regulation S ) promulgated under the Act relating to offers and sales made outside of the United States, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's subscription agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no offer, sale, pledge, assignment or other transfer of this Note or the Conversion Shares in the United States or to U.S. Persons (as defined in Regulation S) or otherwise shall be valid or effective, and the Company shall not be required to give any effect to any such offer, sale, pledge, assignment or other transfer, unless
(i) the offer, sale, pledge, assignment or other transfer of this Note or the Conversion Shares is registered under the Act, it being understood that neither this Note nor the Conversion Shares are currently registered for sale and that the Company has no obligation or intention to so register this Note or the Conversion Shares, or (ii) such offer, sale, pledge, assignment, or other transfer is otherwise exempt from registration under the Act. The Holder of this Note and each transferee hereof further agrees that if any offer, sale, pledge, assignment or other transfer of this Note or the Conversion Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of a written opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, to the effect that the proposed distribution will not be in violation of the Act or of applicable foreign or state law. Any transferee, by accepting this Note on transfer hereof, shall be deemed to have agreed to the provisions hereof. Unless registered pursuant to the Act, the Conversion Shares shall be subject to a stop transfer order and the certificate or certificates evidencing such Conversion Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
ACT"), OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE
OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN
THE  UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S
UNDER THE ACT) OR OTHERWISE UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE
FOREIGN OR STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN
OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH
COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR
TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE FOREIGN AND STATE SECURITIES LAWS.


      Section 8.     Miscellaneous.

      8.01 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 9 West 57th Street, Suite 4170, New York, New York 10019, United States of America, Attn: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.01. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 8.01. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8.01 shall be deemed given at the time of receipt thereof.

      8.02 Replacement Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and such indemnity agreement as may be necessary to hold the Company harmless (and upon surrender of this Note if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

      8.03 Choice of Law. This Note has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

           8.04 Jurisdiction. Any action or proceeding arising, directly, indirectly, or otherwise, in connection with, out of or from this Note, any breach hereof or any transaction covered hereby shall be brought in the United States federal or state courts located within the City of New York, State of New York, United States of America.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.


                          AMERICAN DRUG COMPANY


                          By:


                          Name:
                          Title:



                            Election to Convert

To American Drug Company

      The undersigned owner of this Note hereby irrevocably exercises the option to convert the portion of this Note below designated, into shares of Common Stock of American Drug Company in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:


Principal Amount of Note
to be converted:               _______________________


                     _______________________________
                     Signature (for conversion only)

                     If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above, please print or typewrite name and address, including zip code, and social security or other taxpayer identification number.

                     __________________________________

                     __________________________________

                     __________________________________



Signature Guarantee (if shares of Common Stock are to be issued and registered otherwise than to the registered Holder):


______________________________


                                Assignment


      For value received, the undersigned owner hereby sells, assigns and transfers this Note unto

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
[Please print or typewrite name and address including zip code of assignee.]

and does hereby irrevocably constitute and appoint

_____________________________________________________________

Attorney to transfer this Note on the books of the Company with full power of substitution in the premises.

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE __________________



Dated: _________________       Signed: ________________________



Signature Guarantee



________________________